CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2000 (except for Note 14 as to which the date is February 11, 2000) relating to the consolidated financial statements and financial statement schedule of Cognizant Technology Solutions Corporation as of December 31, 1999 and 1998, and for the three years in the period ended December 31, 1999, which appears in Cognizant Technology Solutions Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

New York, New York
August 9, 2000